PRESS RELEASE

Financial Contact:	Media Contact:

Kellie S. Pruitt Chief Financial Officer Healthcare Trust of America, Inc. 480.258.6637 kelliepruitt@htareit.com	Robert Milligan Director of Finance Healthcare Trust of America, Inc. 480.998.3478 robertmilligan@htareit.com

Healthcare Trust of America, Inc. Announces Stock Repurchase Plan

SCOTTSDALE, ARIZONA (August 6, 2012) – Healthcare Trust of America, Inc. (NYSE:HTA) (“HTA”) (the “Company”), a leading owner of medical office buildings, announced today that its Board of Directors’ approved a stock repurchase program authorizing the Company to purchase up to $100 million of its Class A common stock from time to time prior to August 5, 2014.

Stock may be repurchased in open market or in privately negotiated transactions, and the amount and timing of any repurchases, will be dependent on various factors, including the Company’s capital position and needs, market conditions, other capital management objectives and opportunities, and applicable legal requirements. The Company intends to finance any stock repurchases through available cash and its revolving credit facility.

“We are committed to effectively using our capital, when appropriate, to increase shareholder value,” said Scott D. Peters, Chairman and Chief Executive Officer of the Company. “We believe the strength of our balance sheet, the quality of our portfolio and the stability of our cash flow affords us a strong capital allocation strategy.”

About Healthcare Trust of America, Inc.

Healthcare Trust of America, Inc. (NYSE:HTA), a publicly traded real estate investment trust, is a fully-integrated, leading owner of medical office buildings. HTA listed its shares on the New York Stock Exchange on June 6, 2012. HTA is a full-service real estate company focused on acquiring, owning and operating high-quality medical office buildings that are located on the campuses of nationally recognized healthcare systems in the major U.S. metropolitan areas. Since its formation in 2006, HTA has built a portfolio of properties that totals approximately $2.5 billion based on purchase price and is comprised of approximately 12.4 million square feet of gross leasable area located in 26 states. For more information on Healthcare Trust of America, Inc., please visit www.htareit.com.

FORWARD-LOOKING LANGUAGE

This press release contains certain forward-looking statements about the Company’s stock repurchase program, including the potential size and timing of any such repurchases. Forward-looking statements are based on current expectations, plans, estimates, assumptions and beliefs, including expectations, plans, estimates, assumptions and beliefs about the Company, the real estate industry and the debt and equity capital markets. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

Forward-looking statements include information concerning possible or assumed future results of operations of the Company. The forward-looking statements included in this press release are subject to numerous risks and uncertainties that could cause actual results to differ materially and in adverse ways from those expressed or implied in the forward-looking statements. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the Company’s control. Although the Company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, the Company’s actual results and performance could differ materially and in adverse ways from those set forth in the forward-looking statements. Factors which could have a material adverse effect on the Company’s operations and future prospects include, but are not limited to:

•  changes in economic conditions affecting the healthcare property sector, the commercial real estate market and the credit market;

•  competition for acquisition of medical office buildings and other facilities that serve the healthcare industry;

•  economic fluctuations in certain states in which the Company’s property investments are geographically concentrated;

•  retention of the Company’s senior management team;

•  financial stability and solvency of the Company’s tenants;

•  supply and demand for operating properties in the market areas in which the Company operates;

•  the Company’s ability to acquire real properties, and to successfully operate those properties once acquired;

•  changes in property taxes;

•  legislative and regulatory changes, including changes to laws governing the taxation of REITs and changes to laws governing the healthcare industry;

•  fluctuations in reimbursements from third party payors such as Medicare and Medicaid;

•  delays in liquidating defaulted mortgage loan investments;

•  changes in interest rates;

•  the availability of capital and financing;

•  restrictive covenants in the Company’s credit facilities;

•  changes in the Company’s credit ratings;

•  the Company’s ability to remain qualified as a REIT; and

•  the risk factors set forth in the Company’s 2011 Annual Report on Form 10-K for the year ended December 31, 2011 and its quarterly report in Form 10-Q for the quarter ended March 31, 2012.

Forward-looking statements speak only as of the date made. Except as otherwise required by the federal securities laws, the Company undertakes no obligation to update any forward-looking statements to reflect the events or circumstances arising after the date as of which they are made. As a result of these risks and uncertainties, readers are cautioned not to place undue reliance on the forward-looking statements included in this press release or that may be made elsewhere from time to time by, or on behalf of, the Company.